UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2015

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 17, 2015, Genuine Parts Company (NYSE: GPC) announced an acquisition for its Automotive Parts Group.

GPC Asia Pacific, the Company’s wholly-owned automotive distribution company based in Melbourne, Australia, has entered into a definitive agreement to acquire Covs Parts Pty Ltd ("Covs Parts") from its parent company, Automotive Holdings Group ("AHG"). AHG is a publicly listed automotive retailing and logistics group with operations across Australasia. Consummation of the transaction is expected by October 1, 2015, and is contingent upon satisfaction of customary closing conditions and receipt of applicable regulatory approvals.

Covs Parts, headquartered in Welshpool, Western Australia, is a leading distributor across the state of Western Australia, focused on original equipment and aftermarket automotive parts, mining and industrial consumables and truck products. Covs Parts was established in 1929 and serves it broad and diverse customer base from a 25 branch distribution network. The Company expects the acquired business to generate annual revenues of approximately $90 million (US$).

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 17, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

July 17, 2015	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 17, 2015